Exhibit 99.1

OriginClear Reports Increase in First Half Revenue Compared to First Half 2019,
While Continuing to Reduce Operating Losses

Gains continued in Q2 despite COVID-19 lockdown

CLEARWATER, FLORIDA – September 2, 2020 – OriginClear Inc. (OTCQB: OCLN), The Water Company For The New Economy™, today announces its recent 10-Q Quarterly Report, revenue for the six months ending June 30 increased by 22% over the same period in 2019 while losses from operations for the same period narrowed by 22%.

“Going into the second quarter, we went all-out to ensure COVID-19 work restrictions didn’t impact our business,” said Riggs Eckelberry, OriginClear CEO. “It appears we succeeded.”

“Our efforts to streamline operations quite apparently are paying off,” said Tom Marchesello, OriginClear Chief Operating Officer. “We will strive to continue to drive revenues and cost efficiencies for the balance of the year.”

For the six months ended June 30, 2020, revenue increased by $390,473 (22%) to $2,147,438 compared to $1,756,965 for the same period last year. Loss from operations narrowed by $429,288 (22%) to $1,499,914 from $1,929,202 for the same period last year.

For the three months ended June 30, 2020, revenue increased by $40,078 (4%) to $1,055,000 compared to $1,014,922 for the same period last year. Loss from operations narrowed by $61,166 (8%) to $748,030 from $809,196 for the same period last year.

About OriginClear, Inc.

Water is our planet’s most valuable resource, and the mission of OriginClear is to provide breakthrough water treatment and conveyance products that effectively improve the quality of our planet’s waters by returning them to their original and clear condition and deliver the highest quality water to end-users. By 2020, the global water services market will have doubled in just one decade into a trillion-dollar industry. But 80% of all sewage in the world is never treated, and up to 35% of all clean water is lost in transit. This calls for self-help solutions at the point of use, a movement known as decentralized water treatment. Our mission is to enable this decentralized water revolution by providing rapid deployment, point-of-use water treatment and conveyance products and technologies that enable water independence and help make clean water available for all.

For more information, visit the company’s website at www.OriginClear.com.

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OriginClear Safe Harbor Statement:

Matters discussed in this presentation contain forward-looking statements. When used in this update, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law. There cannot be any assurance that our agreements with AlMansoori Specialized Engineering will enable us to generate any revenue.

Investor Relations OriginClear:

Devin Angus
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 3
Fax: 323-315-2301
ir@OriginClear.com
www.OriginClear.com

Press Contact:

TransMedia Group
Dilara Tuncer, Director of Public Relations
941-549-3571
dilara@transmediagroup.com
www.transmediagroup.com